UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2023

DUO WORLD, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55698	35-2517572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Duo Software (Pvt.) Ltd.

No. 6, Charles Terrace

Off Alfred Place

Colombo 03, Sri Lanka

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (870) 505-6540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

a. Resignation of Manohar Chowdhry & Associates

On May 11, 2023, Duo World, Inc. (“Company”) received notice via email from our Certifying Accountant, Manohar Chowdhry & Associates, that Mr. Ashok Kumar Doddi, who was the Engagement Partner for the Independent Audit of the Company, as well as the engagement team who was executing the audit of the Company, had exited Manohar Chowdhry & Associates, effective April 1, 2023. Manohar Chowdhry & Associates also advised the Company that it had closed down the operations of the branch of T.R. Nagar, Bengaluru from where the audit engagement of our Company was carried out, and that Manohar Chowdhry & Associates had no other resources that could be deployed for executing the audit of the Company.

Manohar Chowdhry & Associates´report on the Company’s financial statements for the fiscal years ended March 31, 2022, and March 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles with the exception that Manohar Chowdhry & Associates’ Audit Reports for the fiscal years ended March 31, 2022, and March 31, 2021, contained an explanatory note which raised substantial doubt as to the ability of the Company to continue as a going concern.

During the Company’s fiscal years ended March 31, 2022, and March 31, 2021, and the subsequent interim period from March 31, 2022, up to and until May 11, 2023, the date of the resignation of Manohar Chowdhry & Associates, the Company did not have any disagreements with Manohar Chowdhry & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Manohar Chowdhry & Associates, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

The Company provided Manohar Chowdhry & Associates with a copy of the disclosures set forth in this Current Report on Form 8-K, and requested that Manohar Chowdhry & Associates furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein. A copy of Manohar Chowdhry & Associates letter to the SEC is attached hereto as Exhibit 16.

b. Engagement of CNGSN and Associates LLP

The Company has engaged CNGSN and Associates LLP, Bengaluru, to serve as the independent registered public accounting firm responsible for auditing the Company’s financial statements. The engagement of CNGSN and Associates LLP, effective May 16, 2023, was approved by the Company’s Board of Directors. The Company does not have an audit committee.

Neither the company nor any one on behalf of the Company consulted CNGSN and Associates LLP during the two most recent fiscal years and any subsequent period up to and through the date of engaging CNGSN and Associates regarding accounting or auditing matters. However, the engagement partner who was formerly with Manohar Chowdhry & Associates and the engagement team that audited our Company’s financial statements have joined CNGSN and Associates LLP and we have obviously discussed the transition between accounting firms with those people.

Item 9.01 Financial Statements and Exhibits.

c.	Exhibits	Description of Exhibits

	16	Letter from former certifying public accountant to the SEC dated June 8, 2023
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2023

DUO WORLD, INC.

By:	/s/ Muhunthan Canagasooryam
Muhunthan Canagasooryam
Chief Executive Officer